UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

BNSF Railway Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6324	41-6034000
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive

Fort Worth, Texas 76131

(Address of principal executive offices) (Zip Code)

(800) 795-2673

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

This Current Report on Form 8-K revises portions of the Annual Report on Form 10-K for the year ended December 31, 2007 of BNSF Railway Company (“BNSF Railway”) (the “2007 Form 10-K”) to reflect the merger of BNSF Acquisition, Inc. (BNSF Acquisition) with and into BNSF Railway, which occurred on March 18, 2008. BNSF Acquisition, a wholly owned subsidiary of Burlington Northern Santa Fe Corporation (BNSF), was formed on April 17, 1996 as the vehicle to acquire Washington Central Railroad Company, Inc. Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, carries forward without reconsideration the previous guidance related to the combination of entities under common control in Accounting Principles Board Opinion No. 16, Business Combinations. The exhibits included under Item 9.01 of this Current Report on Form 8-K revise the following sections of the 2007 Form 10-K to reflect the retrospective adjustment:

•	Exhibit 12.1, Computation of Ratio of Earnings to Fixed Charges

•	Part II, Item 7, Management’s Narrative Analysis of Results of Operations

•

Part II, Item 8, Financial Statements and Supplementary Data (see the explanatory note of the description of the changes in the Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Consolidated Statements of Changes in Stockholder’s Equity and Notes to Consolidated Financial Statements on page 17 of Exhibit 99.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See Exhibits index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNSF RAILWAY COMPANY

By:	/s/ Thomas N. Hund
Thomas N. Hund Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as principal financial officer)

Date: October 8, 2008

BNSF RAILWAY COMPANY

INDEX OF EXHIBITS

Exhibit Number	Description
12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Revisions to BNSF Railway Company 2007 Annual Report on Form 10-K:

Part II, Item 7, Management’s Narrative Analysis of Results of Operations

Part II, Item 8, Financial Statements and Supplementary Data

4